EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the New York Stock Exchange.  Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
11/8/2012	Sale	$ 2.1808	1	20000
11/12/2012	Sale	$ 2.1458	2	10500
11/14/2012	Sale	$ 2.0461	3	20000
11/16/2012	Sale	$ 2.0199	4	13479
11/19/2012	Sale	$ 2.0602	5	12900
11/21/2012	Sale	$ 2.0659	6	31348
11/26/2012	Sale	$ 2.0630	7	14043
11/27/2012	Sale	$ 2.0479	8	9352
11/28/2012	Sale	$ 2.1267	9	21124
11/29/2012	Sale	$ 2.1896	10	30423
11/30/2012	Sale	$ 2.3683	11	40987
12/3/2012	Sale	$ 2.3293	12	11847
12/4/2012	Sale	$ 2.4501	13	24082
12/5/2012	Sale	$ 2.4072	14	5307
12/6/2012	Sale	$ 2.3700		7741
12/7/2012	Sale	$ 2.4687	15	29906
12/10/2012	Sale	$ 2.4348	16	33900
12/11/2012	Sale	$ 2.5625	17	65740
12/12/2012	Sale	$ 2.6389	18	24300

1 This transaction was executed in multiple trades at prices ranging from $2.10 – 2.24.
2 This transaction was executed in multiple trades at prices ranging from $2.12 – 2.23.
3 This transaction was executed in multiple trades at prices ranging from $2.02 – 2.05.
4 This transaction was executed in multiple trades at prices ranging from $2.00 – 2.03.
5 This transaction was executed in multiple trades at prices ranging from $2.04 – 2.08.
6 This transaction was executed in multiple trades at prices ranging from $2.03 – 2.09.
7 This transaction was executed in multiple trades at prices ranging from $2.05 – 2.12.
8 This transaction was executed in multiple trades at prices ranging from $2.03 – 2.08.
9 This transaction was executed in multiple trades at prices ranging from $2.06 – 2.15.
10 This transaction was executed in multiple trades at prices ranging from $2.14 – 2.20.
11 This transaction was executed in multiple trades at prices ranging from $2.36 – 2.40.
12 This transaction was executed in multiple trades at prices ranging from $2.32 – 2.35.
13 This transaction was executed in multiple trades at prices ranging from $2.38 – 2.51.
14 This transaction was executed in multiple trades at prices ranging from $2.39 – 2.46.
15 This transaction was executed in multiple trades at prices ranging from $2.40 – 2.52.
16 This transaction was executed in multiple trades at prices ranging from $2.39 – 2.50.
17 This transaction was executed in multiple trades at prices ranging from $2.49 – 2.63.
18 This transaction was executed in multiple trades at prices ranging from $2.54 – 2.67.